UNITED STATES

              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       Current Report
               Pursuant To Section 13 or 15(d)
           of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 30, 2013

            UBS Commercial Mortgage Trust 2012-C1
                (Exact name of issuing entity)

          UBS Commercial Mortgage Securitization Corp.
      (Exact name of depositor as specified in its charter)

                 UBS Real Estate Securities Inc.
                        Barclays Bank PLC
         Starwood Mortgage Funding II LLC (formerly known
              as Archetype Mortgage Funding II LLC)
       (Exact name of sponsors as specified in its charter)

                            New York
          (State or Other Jurisdiction of Incorporation
                 Organization of issuing entity)

                                     Lower Tier Remic 45-5186367
                                     Upper Tier Remic 45-5480507
     333-177354-01                    Grantor Trust 46-6155120
(Commission File Number          (I.R.S. Employer Identification No.
    issuing entity)                       of issuing entity)

c/o Deutsche Bank Trust Company Americas as Certificate Administrator
                1761 East St. Andrew Place, Santa Ana CA
    (Address of principal executive offices of the issuing entity)

                            92705
                          (Zip Code)


 Registrant's Telephone Number, Including Area Code:  (212) 713-2000

                             None
   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 6.02  Change of Servicer or Trustee.

Pursuant to Section 3.22(b) of the Pooling and Servicing Agreement
(the "UBS 2012-C1 PSA"), dated as of May 1, 2012, by and among UBS Commercial Mortgage Securitization Corp., as depositor, Wells Fargo Bank, National Association ("Wells Fargo"), as master servicer, Midland Loan Services, a Division of PNC Bank, National Association ("Midland"), as special servicer, TriMont Real Estate Advisors, Inc. ("TriMont"), as operating advisor, and Deutsche Bank Trust Company Americas ("DBTCA"), as trustee, certificate administrator, paying agent and custodian, relating to UBS Commercial Mortgage Trust 2012-C1 (the "Issuing Entity"), RREF CMBS AIV, LP removed
Midland as special servicer under the UBS 2012-C1 PSA, except with respect to each Pari Passu Mortgage Loan (as defined in the UBS 2012-C1 PSA), and appointed Rialto Capital Advisors, LLC, a Delaware limited liability company ("Rialto"), as the successor special servicer under the UBS 2012-C1 PSA (except with respect to each Pari Passu Mortgage Loan). The Pari Passu Mortgage Loans included in the Issuing Entity are serviced and administered pursuant to the Pooling and Servicing Agreement (the"UBS-Citigroup
2011-C1 PSA"), dated as of December 1, 2011, by and among Citigroup
Commercial Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, Midland, as special servicer, TriMont, as operating advisor, and DBTCA, as trustee, certificate administrator, paying agent and custodian. Pursuant to Section 3.22(b) of the UBS-Citigroup 2011-C1 PSA, RREF CMBS AIV, LP removed Midland as special servicer with respect to the Pari Passu Mortgage Loans and appointed Rialto as the successor special servicer with respect to the Pari Passu Mortgage Loans. The removal of Midland as special servicer (including (i) as special servicer under the UBS 2012-C1 PSA and (ii) as special servicer under the UBS-Citigroup 2011-C1 PSA with respect to the Pari Passu Mortgage Loans) and appointment of Rialto as successor special servicer (including (i) as special servicer under the UBS 2012-C1 PSA and (ii) as special servicer under the UBS-Citigroup 2011-C1 PSA with respect to the Pari Passu Mortgage Loans) was effective as of August 30, 2013.

Pursuant to Section 3.22(b) of the UBS 2012-C1 PSA, RREF CMBS AIV, LP, as the Directing Holder under the UBS 2012-C1 PSA, has the right, for so long as no Control Termination Event (as defined in the UBS 2012-C1 PSA) has occurred and is continuing, to terminate the existing special servicer, with or without cause, and appoint the successor special servicer, under the UBS 2012-C1 PSA (in each case, except with respect to each Pari Passu
Mortgage Loan).  Pursuant to Section 3.22(b) of the UBS-Citigroup 2011-C1
PSA and Section 3.22(c) of the UBS 2012-C1 PSA, RREF CMBS AIV, LP, as the Directing Holder under the UBS 2012-C1 PSA, has the right, for so long as no Control Termination Event (as defined in the UBS-Citigroup 2011-C1 PSA) has occurred and is continuing, to terminate the existing special servicer with respect to the Pari Passu Mortgage Loans included in the Issuing Entity, with or without cause, and appoint the successor special servicer with respect to the Pari Passu Mortgage Loans.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. As of June 30, 2013, Rialto and its affiliates were actively special servicing approximately 4,400 portfolio loans with a principal balance of approximately $1.6 billion and were responsible for over 1,800 portfolio REO assets with a principal balance of approximately $2 billion. Rialto is also currently performing special servicing for 13 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 1,200 assets with a principal balance of approximately $16 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial and other income-producing properties as well as residential and commercial land.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company ("RCM"). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation ("Lennar") (NYSE:
LEN and LEN.B). RCM is the sponsor of, and certain of its affiliates are investors in, two private equity funds with an aggregate of approximately $1.2 billion of assets under management as of December 31, 2012 (collectively, the "Funds") both focused on distressed and value-add real estate related investments. To date, RCM has acquired and/or is managing over $5.5 billion of non- and sub-performing real estate assets, representing over 8,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal
Deposit Insurance Corporation. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, approximately $1.6 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 23 different securitizations totaling approximately $27 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 270 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes six satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver,
Colorado, Portland, Oregon and Charlotte, North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 5,000 employees across the country's largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in
Item 1122 of Regulation AB. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the Issuing Entity, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the UBS 2012-C1 PSA or the UBS-Citigroup 2011-C1 PSA for assets of the same type included in the Issuing Entity. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the UBS 2012-C1 PSA or the UBS-Citigroup 2011-C1 PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the mortgage pool of the Issuing Entity or the performance of the Certificates (as defined in the UBS 2012-C1 PSA).

In its capacity as special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing mortgage loans.
Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard under the UBS 2012-C1 PSA or, in the case of Pari Passu Mortgage Loans, under the UBS-Citigroup 2011-C1 PSA.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

A description of the material terms of the UBS 2012-C1 PSA regarding the special servicing of the mortgage loans included in the Issuing Entity
(and a description of the material terms of the UBS-Citigroup 2011-C1 PSA regarding the special servicing of the Pari Passu Mortgage Loans included in the Issuing Entity) and the special servicer's duties regarding such mortgage loans and Pari Passu Mortgage Loans, including limitations on the special servicer's liability under the UBS 2012-C1 PSA and the UBS-Citigroup 2011-C1 PSA and terms regarding the special servicer's removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-177354-01) filed by the
Issuing Entity with the Securities and Exchange Commission on May 7,
2012 pursuant to Rule 424(b)(5) in the sections captioned "The Pooling and Servicing Agreement" and "The Servicers-Removal of the Special Servicer." A copy of the UBS 2012-C1 PSA has been filed as Exhibit 4 to the Form 8-K filed by the Issuing Entity with the Securities and Exchange Commission on May 7, 2012. A copy of the UBS-Citigroup
2011-C1 PSA has been filed as Exhibit 4 to the first of the two Forms
8-K filed by UBS-Citigroup Commercial Mortgage Trust 2011-C1 with the Securities and Exchange Commission on December 29, 2011, and a copy of Amendment Number 1 to the UBS-Citigroup 2011-C1 PSA has been filed as
Exhibit 4.2 to the Form 10-K filed by UBS-Citigroup Commercial Mortgage Trust 2011-C1 with the Securities and Exchange Commission on March 29, 2013.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UBS Commercial Mortgage Securitization Corp.
(Depositor)


/s/ Jackson Sastri
Name:   Jackson Sastri
Title:  Director


/s/ Siho Ham
Name:   Siho Ham
Title:  Director

Date: September 4, 2013